As filed with the Securities and Exchange Commission on March 24, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONNETICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3290 West Bayshore Road Palo Alto, California 94303 (650) 843-2800	94-3173928 (I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas G. Wiggans
President and Chief Executive Officer
CONNETICS CORPORATION
3290 West Bayshore Road
Palo Alto, California 94303
(650) 843-2800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Brian V. Caid, Esq.
Morrison & Foerster LLP
370 Seventeenth Street, Suite 5200
Denver, Colorado 80202
(303) 592-1500

          Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title Of Each Class Of Securities	Amount To Be	Offering Price	Aggregate	Amount Of
To Be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
Common Stock, par value $0.001 per share(3).	3,000,000 shares	$22.275	$66,825,000.00	$8,466.73

(1) In the event of a stock split, stock dividend or similar transaction involving the registrant’s common stock, the number of shares registered shall automatically be increased to cover additional shares in accordance with Rule 416 under the Securities Act of 1933 in order to prevent dilution.

(2) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low selling prices per share of the registrant’s common stock on March 18, 2004 as reported on The Nasdaq National Market.

(3) Each share of common stock being registered pursuant to this Registration Statement includes a right to purchase one one-thousandth of a share of Series B Participating Preferred Stock pursuant to an Amended and Restated Rights Agreement between the registrant and EquiServe Trust Company, N.A., as Rights Agent.

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 24, 2004

PROSPECTUS

CONNETICS CORPORATION

3,000,000 Shares of Common Stock

     The selling stockholders named on page 4 are offering up to 3,000,000 shares of our common stock. We will not receive any proceeds from the sale of shares offered by the selling stockholders.

     Our common stock is traded on The Nasdaq National Market under the symbol “CNCT.” On March 18, 2004, the last reported sale price of our common stock was $22.59 per share.

Investing in our common stock involves risks. Before buying our common stock, you should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 1.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2004

     You should only rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

i

RISK FACTORS

     Before you invest in our common stock, in addition to the other information in this prospectus, you should carefully consider the risk factors described under the heading “Factors Affecting Our Business and Prospects” in the section entitled “Business” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our filings under the Securities Exchange Act of 1934 as well as other information contained or incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

     This prospectus and documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We based these forward-looking statements on our current expectations and projections about future events. Important factors that could cause our actual results to differ from our expectations are disclosed in the risk factors described under the heading “Factors Affecting Our Business and Prospects” in the section entitled “Business” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our filings under the Securities Exchange Act of 1934, as well as other information contained or incorporated by reference into this prospectus.

     Forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many factors mentioned in this prospectus and the documents incorporated by reference into this prospectus — for example, governmental regulation and competition in our industry — will be important in determining future results. No forward-looking statement can be guaranteed, and actual results may vary materially from those anticipated in any forward-looking statement.

     You can identify forward-looking statements by the fact that they do not relate strictly to historical or current events. They use words such as “anticipate,” “estimate,” “expect,” “will,” “may,” “intend,” “plan,” “believe” and similar expressions in connection with discussion of future operating or financial performance. These include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

     Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we may not achieve these plans, intentions or expectations. Forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus include, but are not limited to, those relating to the commercialization of our currently marketed products, the progress of our product development programs, developments with respect to clinical trials and the regulatory approval process, developments related to acquisitions, and developments relating to our sales and marketing capabilities. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus. It should be recognized that other factors, including general economic factors and business strategies, and other factors not currently known to us, may be significant, now or in the future, and the factors set forth in this prospectus and the documents incorporated by reference into this prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus and the documents incorporated by reference into this prospectus. Except as required by law, we do not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

     We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov. You may also inspect copies of these materials at the National Association of Securities Dealer, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     We incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to another document we filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•	Connetics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC on March 15, 2004;

•	Connetics’ Current Reports on Form 8-K filed with the SEC on January 9, 2004, January 27, 2004 (dated January 5, 2004), February 9, 2004, February 13, 2004, February 27, 2004, March 5, 2004, March 8, 2004, March 9, 2004, March 10, 2004, March 15, 2004, March 16, 2004 and March 24, 2004;

•	The description of our common stock contained in our Registration Statement on Form 8-A, dated December 8, 1995, and filed with the SEC on December 11, 1995, including any amendments or reports filed with the SEC for the purpose of updating such description; and

•	The description of our Preferred Share Purchase Rights contained in our Registration Statement on Form 8-A, dated May 20, 1997, and filed with the SEC on May 23, 1997, as amended by Amendment No. 1 thereto on Form 8-A/A, dated November 27, 2001, and filed with the SEC on November 23, 2001, including any amendments or reports filed with the SEC for the purpose of updating such description.

     The Commission filing number for our SEC filings referenced above is 0-27406.

     We are also incorporating by reference any future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering. In no event, however, will any of the information that we disclose under Item 9 or Item 12 of any Current Report on Form 8-K that we may from time to time file with the SEC be incorporated by reference into, or otherwise included in, this prospectus.

     You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference.

     You should rely only upon the information provided in this document or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover.

     You may obtain a copy of any of the documents referred to above, other than exhibits, unless such exhibits are specifically incorporated by reference in such documents or this document, without charge upon written or oral request. Requests for such documents should be addressed in writing or by telephone to:

Connetics Corporation
Attention: Corporate Secretary
3290 West Bayshore Road
Palo Alto, California 94303
(650) 843-2800

SELLING STOCKHOLDERS

     We originally issued and sold the shares of common stock to the selling stockholders in a transaction exempt from the registration requirements of the Securities Act. Selling stockholders, including their pledges or donees or their successors, may from time to time offer and sell pursuant to this prospectus any or all of the common stock.

     The following table sets forth information with respect to the selling stockholders and the common stock beneficially owned by each selling stockholder that may be offered under this prospectus. This information is based on information provided by or on behalf of the selling stockholders. The selling stockholders may offer all, some or none of the common stock. Because the selling stockholders may offer all or some portion of the common stock, we cannot give you an estimate as to the amount of the common stock that will be held by the selling stockholders upon termination of any sales. The table below assumes that all selling stockholders will sell all of their common stock, unless otherwise indicated. The selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their common stock since the date on which they provided the information regarding their common stock in transactions exempt from the registration requirements of the Securities Act. No selling stockholder may make any offer or sale under this prospectus unless that selling stockholder is listed in the table below.

				Percentage
				Ownership of
			Common Stock	Common
	Common		Beneficially	Stock
	Stock	Offered	Owned After	Outstanding
	Beneficially	Stock	Completion of	after the
Name	Owned(1)	Common	the Offering(1)(2)	Offering(1)
Merlin BioMed, L.P. (3)	40,000	40,000	0	* %
Merlin BioMed II, L.P. (3)	18,000	18,000	0	*
Merlin BioMed International, LTD (3)	25,500	25,500	0	*
Interdynamic Fund (3)	11,300	11,300	0	*
Pharma w/ Health (3)	30,200	30,200	0	*
UBS O’Connor LLC f/b/o O’Connor PIPES Strategies Master Ltd. (3)	32,000	32,000	0	*
UBS O’Connor LLC f/b/o O’Connor Global Fundamental Long/Short Ltd. (3)	83,200	83,200	0	*
UBS O’Connor LLC f/b/o UBS Global Equity Arbitrage Master Ltd. (3)	44,800	44,800	0	*
Truk Opportunity Fund, LLC (3)	165,000	165,000	0	*
Atlas Equity I, Ltd (3)	100,000	100,000	0	*
Winchester Global Trust Company Limited as Trustee for Caduceus Capital Trust (3)	198,000	198,000	0	*
Caduceus Capital II, L.P. (3)	86,000	86,000	0	*
UBS Eucalyptus Fund, L.L.C. (3)	196,000	196,000	0	*
PW Eucalyptus Fund, Ltd. (3)	25,000	25,000	0	*
HFR SHC Aggressive Fund (3)	25,000	25,000	0	*
Knightsbridge Post Venture IV L.P. (3)	19,100	19,100	0	*
Knightsbridge Integrated Holdings, V, LP (3)	17,400	17,400	0	*
Knightsbridge Netherlands II, L.P. (3)	6,400	6,400	0	*
Knightsbridge Integrated Holdings IV Post Venture, LP (3)	11,400	11,400	0	*
Knightsbridge Post Venture III, LP (3)	11,600	11,600	0	*
Knightsbridge Netherland I LP (3)	7,900	7,900	0	*
Knightsbridge Netherlands III – LP (3)	2,600	2,600	0	*
Knightsbridge Integrated Holdings II Limited (3)	12,400	12,400	0	*
Knightsbridge Venture Capital IV, L.P. (3)	3,300	3,300	0	*
Knightsbridge Venture Capital III LP (3)	2,900	2,900	0	*
Baker Bros. Investments II, L.P. (3)	4,750	4,750	0	*
Baker Biotech Fund I, L.P. (3)	46,550	46,550	0	*
Baker Biotech Fund II, L.P. (3)	43,050	43,050	0	*
Baker Biotech Fund II (Z), L.P. (3)	5,650	5,650	0	*
Alexandra Global Master Fund Ltd. (3)	100,000	100,000	0	*
Citadel Equity Fund Ltd. (4)	275,000	275,000	0	*
Highbridge International LLC (4)	2,225,719	1,350,000	875,718	2.5%

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act. Percentage ownership of common stock is calculated based on 35,202,167 shares outstanding as of March 9, 2004.

(2)	Includes 875,718 shares of common stock into which $18,750,000 aggregate principal amount of our 2.25% convertible senior notes due 2008 currently held by Highbridge International LLC are convertible, which are not being registered pursuant to the registration statement of which this prospectus is a part.

(3)	The selling stockholder has acknowledged to us that it is not an affiliate of a registered broker-dealer.

(4)	The selling stockholder has acknowledged to us that it is an affiliate of a registered broker-dealer.

     During the past three years, no selling stockholder has had a material relationship with us or our affiliates. Each of the selling stockholders has acknowledged to us that they acquired the common stock in the ordinary course of business. In addition, the selling stockholders that are affiliates of broker-dealers have acknowledged to us that at the time they acquired the common stock being offered by this prospectus, they had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

     Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus and/or amendments to the registration statement of which this prospectus is a part, if an when necessary. We will file post-effective amendments to the registration statement to include additional selling stockholders, and we expect to disclose substitutions of selling stockholders by prospectus supplement or post-effective amendment.

PLAN OF DISTRIBUTION

     The selling stockholders and their successors, including their transferees, pledgees or donees or their successors, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may exceed those customary in the types of transactions involved.

     The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions:

•	on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale,

•	in the over-the-counter market,

•	in transactions other than on these exchanges or systems or in the over-the-counter market,

•	through the writing of options, whether the options are listed on an options exchange or otherwise, or

•	through the settlement of short sales.

     In connection with the sale of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell short the common stock and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.

     We will not receive any of the proceeds from this offering. The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts and commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.

     Each of the selling stockholders has acknowledged to us that at the time they acquired their common stock being offered under this prospectus, they had no agreements or understandings with any person to distribute the securities.

     Our outstanding common stock is listed for trading on The Nasdaq National Market.

     To comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, including Regulation M.

     In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. A selling stockholder may transfer, devise or gift these securities by other means not described in this prospectus.

     To the extent required, the specific shares of common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

     We entered into an agreement for the benefit of holders of the common stock to register the common stock under applicable federal and state securities laws under specific circumstances and at specific times. The agreement provides for cross-indemnification of the selling stockholders and us and their and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act. We will pay all costs and expenses associated with the registration of the common stock. These expenses include the SEC’s filing fees and fees under state securities or “blue sky” laws. The selling stockholders will pay all underwriting discounts, commissions, transfer taxes and certain other expenses associated with any sale of the common stock by them.

LEGAL MATTERS

     Morrison & Foerster LLP will pass upon legal matters for us regarding the validity of the common stock.

EXPERTS

     The consolidated financial statements and schedule of Connetics Corporation appearing in Connetics Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the common stock being registered. All amounts are estimates except the SEC registration fee. The selling stockholder is responsible for paying selling commissions, brokerage fees and any applicable transfer taxes and fees and disbursements of their counsel.

SEC Registration Fee	$8,467
Printing Expenses	10,000	*
Legal Fees and Expenses	50,000	*
Accounting Fees and Expenses	15,000	*
Miscellaneous	1,533	*

Total	$85,000	*

*Estimated.

Item 15. Indemnification of Directors and Officers.

     Section 145(a) of the Delaware General Corporation Law, or DGCL, provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director or officer of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful.

     Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     We have implemented such indemnification provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which provide that officers and directors shall be entitled to be indemnified by Connetics to the fullest extent permitted by law. In addition, we have entered into Indemnification Agreements with our officers and directors.

     Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145. Pursuant to Section 145(g) of the DGCL, we maintain insurance on behalf of the directors and officers serving at our request.

     The foregoing summaries are not intended to be complete and are necessarily subject to the complete text of the DGCL, Connetics’ Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and the arrangements referred to above, and are qualified in their entirety by reference thereto.

Item 16. Exhibits.

     See the Exhibit Index of this Registration Statement.

Item 17. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in any periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on March 24, 2004.

Connetics Corporation
By:	/s/ John L. Higgins
John L. Higgins
Chief Financial Officer, Executive Vice President, Finance and Corporate Development

POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints, jointly and severally, John L. Higgins and Katrina J. Church, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said registration statement. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
Principal Executive Officer:
/s/ Thomas G. Wiggans Thomas G. Wiggans	President, Chief Executive Officer and Director	March 24, 2004
Principal Financial and Accounting Officer:
/s/ John L. Higgins John L. Higgins	Chief Financial Officer, Executive Vice President, Finance and Corporate Development	March 24, 2004
/s/ G. Kirk Raab G. Kirk Raab	Chairman of the Board of Directors	March 24, 2004
/s/ Alexander E. Barkas Alexander E. Barkas	Director	March 24, 2004

Signature	Title	Date
/s/ Eugene A. Bauer Eugene A. Bauer	Director	March 24, 2004
/s/ R. Andrew Eckert R. Andrew Eckert	Director	March 24, 2004
/s/ Denise M. Gilbert Denise M. Gilbert	Director	March 24, 2004
/s/ John C. Kane John C. Kane	Director	March 24, 2004
/s/ Thomas D. Kiley Thomas D. Kiley	Director	March 24, 2004
/s/ Leon E. Panetta Leon E. Panetta	Director	March 24, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Common Stock Certificate (previously filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998).

4.2	Amended and Restated Preferred Shares Rights Agreement, dated as of November 21, 2001, between the Company and EquiServe Trust Company, N.A., including the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A and B, respectively (previously filed as Exhibit 4.1 to the Company’s Form 8-A/A filed November 28, 2001).

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1 of this registration statement).

24.1	Power of Attorney (see page II-4).

99.1	Stock Purchase Agreement dated as of February 11, 2004 among the Company and the several purchasers named in Appendix A thereto.